UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  4/30/2014

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

2525 E. 29th Ave.

Ste. 10-B

Spokane, WA 99223

(Address of principal executive offices)

(509) 838-7019

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Departures of Directors

On April 30, 2013, the Board of Directors of Greenplex Services, Inc., accepted the resignation of Andrew Christman as Chief Financial Officer, Treasurer, and Secretary, and Kyle Carlson as the president, Chief Executive Officer, of Greenplex.  The resignations are effective April 30, 2014.

There were no disagreements between Andrew Christman, Kyle Carlson and our Board of Directors regarding any business practices or procedures.

(b) Departures of Principal Officers

On April 30, 2013, the Board of Directors of Greenplex Services, Inc., accepted the resignation of Andrew Christman as a director of the Company and Kyle Carlson as a director and chairman of Greenplex.  The resignation is effective April 30, 2014.

There were no disagreements between Andrew Christman, Kyle Carlson and our Board of Directors regarding any business practices or procedures.

(c) Appointment of Principal Officers

Effective April 30, 20114, the following individuals were appointed as our executive officers (“New Officers”):

Name	Age	Position
Victor T. Foia	67	Chief Executive Officer and President
Mark C. Hutchison	36	Vice President of Operations and Secretary
Martin Murray	47	Chief Financial Officer and Treasurer

There are no existing family relationships amongst our officers.

(d) Appointment of Directors

Effective April 30, 2014, the following individuals were appointed as a new members of our board of directors (“New Directors”):

Name	Age	Position
Victor T. Foia	67	Director
Mark C. Hutchison	36	Director
Martin Murray CPA	47	Director
Manuel F. Graiwer, Esq	71	Director
Bruce Gillis, MD	66	Director
Roy Matthew Haskin	43	Director
John Bajor	42	Director

Victor T. Foia - CEO, President & Director.  Mr. Foia earned a Bachelor’s Degree in Engineering and Computer Science from the University of Illinois in 1973 and a Master’s Degree in International Management from the University of Dallas in 1994.  He brings to Greenplex over thirty years of diverse international managerial experience primarily in the telecommunications and computers industry.  The companies he worked for in the USA, France, and Finland include GTE, ITT International, Rockwell International, Aeronautical Radio, and NEC.  It was at NEC, where Mr. Foia spent the last twenty-five years of his career before coming out of retirement to become the CEO of Greenplex.  From 2001 to 2010 he served as the CEO of Active Voice, LLC , a NEC subsidiary.

Mr. Foia's senior management responsibilities spanned over organizations with hundreds of high-tech industry professionals deployed over three continents, North America, Europe, and Australia.  Under his leadership, these personnel provided telecommunications equipment and engineering services to tens of thousands of corporate clients, affecting directly and indirectly nearly one billion dollars in annual sales.  In 2000, Mr. Foia led the expansion of NEC’s SW development capabilities by the creation of the first outsource development operation, the Romanian Development Center (RDC).  RDC employed more than one hundred software designers and operated very successfully for a decade, serving as the model for subsequent NEC SW outsourcing initiatives in India, China, and Australia.  From 2002 – 2005, he was instrumental in spearheading NEC’s acquisition of the Netherland Philips Corporation telecommunication division.  This enabled NEC to penetrate the European telecommunication market and ultimately develop new business generating sales in the range of 500 million Euro.

Mark C. Hutchison - Director, Vice President of Operations, Secretary, and Director.  Since 2002, Mr. Hutchison has owned his own consulting firm that specialized in the design, integration, engineering, project management and construction of several indoor medical marijuana growing operations and multiple outdoor farms in Mendicino County, California.  Mark is a master grower and has vast experience with every aspect of marijuana growing industry.  Mark will supervise all infrastructure build out contracts for Greenplex.

Martin F. Murray CPA, MBA -- CFO, Treasurer & Director.  Mr. Murray is a founder and managing partner of Murray and Josephson, CPAs, LLC.  Previously, he was an audit manager with Eisner LLP, one of the northeast’s leading regional accounting firms.  His clients have included Michael Bloomberg, Christy Turlington and Academy Award-winning director George Roy Hill.  He is a member of the tax section of the American Institute of Certified Public Accountants and The New York State Society of Certified Public Accountants, where he served on the health care committee.  Mr. Murray earned his MBA in taxation from Baruch College, where he also earned his BBA in Accountancy.

Manuel F. Graiwer, Esq. - Director.  Mr Graiwer is a managing director of Graiwer & Kaplan, a professional law corporation in Los Angeles, California.  Mr. Graiwer received his B.Sc. degree from the University of California in Los Angeles and J.D. degree from the University of California Davis School of law.  In 1975, Mr. Graiwer was admitted to the Supreme Court of the USA.  He was former Pro Tempore Judge for the Workers Compensation Appeals Board and an Arbitrator, American Arbitration Association.  Mr. Graiwer is a member of the California Bar Association, California Trial Lawyers and California Applicant Attorney Association.  Since 1994, Mr. Graiwer has managed a private venture capital group focusing on small cap biopharmaceutical and resources companies.

John Bajor - Director.  Mr. Bajor received a B.S. Degree in International Business from the University of Houston.  John has been employed by Keppel Marine Agencies International LLC since 2001 as the marketing manager.  During the last three years with Keppel Marine he has initiated, negotiated and closed in excess of $2.0 Billion dollars of sales contracts.  From 1995 to 2001 he was employed in various capacities ranging from Offshore Market Analyst to Subcontract Manager for Keppel Amfels based in Brownsville, TX.

Bruce Gillis MD - Director. Dr. Gillis received his B.A. degree in Chemistry from the University of Illinois in 1969; his Doctor of Medicine degree from the University of Illinois in 1974; and a Master of Public Health degree from Harvard University in 1974.  Dr. Gillis has been a practicing physician since 1977.  From 1981 to 1983 he served as the CEO of Med-Tox Associates, Ecologics and Quanteq Laboratories.  He also served that the CEO of They Cytokine Institute from 2005 to 2010.  From 2010 to present Dr. Gillis has been the CEO and principal shareholder of EpicGenetics, Inc., which operates a CLIC certified and CAP accredited laboratory.

Roy Matthew Haskins - Director.  From 2010 – Present, Mr. Haskins has been the cofounder and President of C.S. Analytics, LLC (CannaSafe Analytics).  CannaSafe Analytics established the nation’s first ISO/IEC  17025:2005 accredited cannabis laboratory.  His duties at CannaSafe include scientific development and coordination (methodologies, SOP’s, R&D), brand development, marketing, quality systems management, compliance and technical analyst.  From 2009 – to the present he has been a Partner and Senior Vice President for Coldwell Banker Commercial Sudweeks Group, specializing in commercial investments and land entitlements.  From 2007 – 2009 he was a director at  KSI Capital, where his duties included underwriting development, investment analytics, site analysis and due diligence.  From 2001 – 2007 he was the General partner of Terra Nostra Consultants, a private company whose business focused on real estate development and investing in real estate.

There are no existing family relationships among our directors.

Item 7.01.  Regulation FD Disclosure

On May 5, 2014, GreenPlex issued a press release announcing a change in officers and directors of the company.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued May 5, 2014 by GreenPlex * This exhibit is intended to be furnished and shall not be deemed "filed” for purposes of the Securities Exchange Act of 1934, as amended.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  May 6, 2014

 GREENPLEX SERVICES, INC.

By:

/s/  Victor Foia

Victor Foia

President, CEO